EXHIBIT 10.2

AGREEMENT TO TERMINATE SPLIT-DOLLAR AGREEMENT

AGREEMENT TO TERMINATE SPLIT-DOLLAR AGREEMENT dated as of the 18th day of October, 2007, between SID TOOL CO., INC. (the "Employer"), MITCHELL JACOBSON, individually, and KATHY HOWARD JACOBSON and ERIK GERSHWIND (the "Trustees"), as Trustees of the MITCHELL JACOBSON 1991 INSURANCE TRUST AGREEMENT dated November 1, 1991, between MITCHELL JACOBSON, as Settlor, and JAY LUBELL and DIANE FINNERTY, as the original Trustees (the "Trust").

W I T N E S S E T H

WHEREAS:

A.           The parties hereto entered into a split-dollar life insurance agreement dated June 22, 1995 (the "SDA"), pursuant to which the Employer agreed to assist the Trust in the payment of premiums due on Guardian Life Insurance Company Policy No. 3165992 (the "Policy");

B.           In consideration of the Employer's agreement to assist the Trust in the payment of premiums due on the Policy, the Trust, as sole owner of the Policy, agreed to assign to the Employer certain specific rights in and to the Policy by a separate collateral assignment for the Policy (collectively, the "Collateral Assignments");

C.           Section 6.A.(ii) of the SDA provides that the SDA shall terminate with respect to the Policy, upon delivery of written notice of termination by the Trust to the Employer;

D.           The Trustees provide that this Agreement shall constitute a written notice of termination of the SDA and the Employer acknowledges receipt of such notice; and

E.           The Trustees, solely in their capacity as trustees of the Trust and not in their individual capacities, have paid to the Employer an amount equal to the lesser of (i) the "Aggregate Employer Premiums Paid" (as defined in the SDA) or (ii) the "Cash Surrender Value" (as defined in the SDA) of the Policy at the time of such payment (computed without regard to any policy loans then outstanding) (the "Payment"), and the parties hereto desire to terminate the SDA.

NOW, THEREFORE, in consideration of the mutual promises made by each party to the other, and of the mutual agreements contained herein, the parties hereto agree as follows:

1.  Recitals.  The above recitals are incorporated herein by reference as though fully set forth at length.

2.  Payment of Employer's Interest in the Policies.  It is acknowledged that the Trustees, solely in their capacity as trustees of the Trust and not in their individual capacities, have delivered to the Employer funds representing the Payment.  The Payment subject to the SDA is $193,884.40.

3.  Termination of the Split-Dollar Agreement.  The parties hereto agree that:
(a)  the SDA is hereby terminated and is of no further force or effect;
(b)  the payment by the Trustees to the Employer of the Payment with respect to the Policy constitutes full and complete satisfaction of the Employer's rights in and to the Policy; and
(c)   as of the date hereof, there are no other split-dollar life insurance agreements between the parties in effect.

4.  Release of Collateral Assignment.  The Employer hereby agrees to execute such documents as may be reasonably required by the Trustees to release the Collateral Assignments.

5.  Release.  The parties hereby release and relieve each other and their respective heirs, executors, administrators, personal representatives, successors and assigns from any and all obligations and liabilities under and in connection with the SDA.

6.  Choice of Law.  This Agreement shall be governed by the internal law of the State of New York, without reference to principles of conflict of laws.

7.  Benefit.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and to their respective successors and assigns.

8.  Entire Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.  This Agreement may be amended only by a written instrument executed by the parties hereto.

9.  Further Instruments.  The parties agree that they shall execute and deliver any and all additional writings, instruments, and other documents contemplated hereby or referenced herein and shall take such further action as shall be reasonably required in order to effectuate the terms and conditions of this Agreement.

10.    Headings.  The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

11.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year first written above.

ATTEST:                                                            EMPLOYER:  SID TOOL CO., INC.

 /s/ Eric Lerner                                            By: /s/ Shelley M. Boxer
            A Duly Authorized Officer

     INSURED:

     /s/ Mitchell Jacobson
    MITCHELL JACOBSON, Individually

    TRUST:  MITCHELL JACOBSON 1991 INSURANCE TRUST AGREEMENT
    dated November 1, 1991

    By: /s/ Kathy Howard Jacobson
          KATHY HOWARD JACOBSON, Trustee

    By: /s/ Erik Gershwind
          ERIK GERSHWIND, Trustee